UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934
__________________________

Date of Report (Date of earliest event reported): January 23, 2013

MID PENN BANCORP, INC.
__________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Union Street, Millersburg, Pennsylvania	17061
(Address of principal executive offices)	(Zip Code)

(717) 692.2133
____________________________
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

On December 19, 2008, Mid Penn Bancorp, Inc. (“Mid Penn”) entered into and closed a Letter Agreement (including the Securities Purchase Agreement – Standard Terms) (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”) pursuant to which the Treasury invested $10,000,000 in Mid Penn under the Treasury’s Capital Purchase Program (the “CPP”). Under the Purchase Agreement, the Treasury received (1) 10,000 shares of Series A Fixed Rate Cumulative Perpetual Preferred Stock, $1,000 liquidation preference (“Series A Preferred Stock”), and (2) a warrant to purchase up to 73,099 shares of the Mid Penn common stock at an exercise price of $20.52 per share (the “Warrant”).

On December 28, 2012, Mid Penn repurchased from Treasury all 10,000 shares of the Series A Preferred Stock issued to Treasury.

On January 23, 2013, Mid Penn entered into a Letter Agreement (the “Letter Agreement”) with Treasury pursuant to which Mid Penn repurchased from Treasury on that date the Warrant for $58,479.20.

The Letter Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On January 24, 2013, Mid Penn Bancorp, Inc. (“Corporation”) issued a press release discussing its financial results for the fourth quarter and for the year 2012.  Attached hereto as Exhibit 99.1 is a copy of the Corporation’s press release dated January 24, 2013.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.1	Letter Agreement dated January 23, 2013 between Mid Penn Bancorp, Inc. and the United States Department of the Treasury
99.1	Press release dated January 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

MID PENN BANCORP, INC.
(Registrant)

Dated: January 24, 2013	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer

Exhibit Index

10.1	Letter Agreement dated January 23, 2013 between Mid Penn Bancorp, Inc. and the United States Department of the Treasury
99.1	Press release dated January 24, 2013